UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2026

Date of Report (date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2001 Westside Parkway, Suite 155
Alpharetta, Georgia 30004

(Address of principal executive offices and zip code)

(800) 935-5961

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

On September 18, 2026, Priority Technology Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WD Capital Partners Parent Inc., a Delaware corporation (“Parent”) and WD Capital Partners Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are entities controlled by Thomas C. Priore, the Company's Chairman and Chief Executive Officer (the “Majority Stockholder”) and certain of his affiliates.

The special committee (the “Special Committee”) of independent and disinterested directors of the Board of Directors of the Company (the “Board”), which negotiated the terms of the Merger Agreement with the assistance of its independent legal and financial advisors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company stockholders and recommended that the Board adopts and approves the Merger Agreement and the transactions contemplated thereby, including the Merger. Upon the unanimous recommendation of the Special Committee, the Board (with Mr. Priore and Mr. Crisafulli each recusing himself, in view of Mr. Priore’s interest and Mr. Crisafulli’s possible interest in the transaction) approved the Merger Agreement and the transactions contemplated thereby and resolved to recommend that the Company’s stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

In connection with its evaluation of the Merger, the Special Committee received an opinion from Barclays Capital Inc. (“Barclays”) to the effect that, as of the date of such opinion and subject to the various assumptions, qualifications, procedures, and limitations set forth therein, the Merger Consideration (as defined below) is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than shares held by the Company or its wholly owned subsidiaries, shares owned by Parent, Merger Sub or any of their respective affiliates (including the Rollover Shares (as defined below)), and shares held by holders who properly perfect appraisal rights). A more detailed description of Barclays’ opinion and the analyses performed in connection therewith will be included in the proxy statement relating to the Merger.

Merger Consideration.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (a) shares held by the Company or any of its direct or indirect wholly owned subsidiaries, (b) shares owned by Parent, Merger Sub or any of their respective affiliates including the Rollover Shares, and (c) shares held by stockholders who have properly perfected appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”) will be converted automatically into the right to receive from Parent $8.05 per share in cash, without interest and subject to any withholding taxes required by applicable Law (the “Merger Consideration”).

Treatment of Equity Awards.

At the Effective Time, all outstanding Company stock options granted under the Company’s 2018 Equity Incentive Plan (the “Company Stock Plan”) will become fully vested, be canceled and converted into the right to receive a cash payment equal to the excess, if any, of the Merger Consideration over the applicable exercise price, multiplied by the number of shares of Company Common Stock subject to such option. All outstanding restricted stock unit awards will become fully vested and be canceled and be converted into the right to receive the Merger Consideration per underlying share of Company Common Stock. All outstanding performance stock unit awards will become fully vested (with performance deemed achieved at target-level performance) and be canceled and be converted into the right to receive the Merger Consideration per underlying share of Company Common Stock. All such payments will be made as promptly as practicable following, but in no event later than ten business days after, the Effective Time. All such payments will be subject to applicable tax withholdings.

The Company's 2021 Employee Stock Purchase Plan, as amended (the “Company ESPP”), will be terminated effective immediately prior to the Effective Time in accordance with the Merger Agreement. In addition, (i) no new offering periods will commence under the Company ESPP following the date of the Merger Agreement, (ii) no offering period in effect under the Company ESPP as of the date of the Merger Agreement will be extended, (iii) no participant contributions under the Company ESPP will be increased and no new participants will be permitted to commence participation therein, following the date of the Merger Agreement and (iv) with respect to the offering period in effect at the Effective Time, if any, all outstanding purchase rights under the Company ESPP will be exercised as of no later than three Business Days prior to the date on which the Effective Time occurs and each Company ESPP participant’s accumulated contributions under the Company ESPP will be used to purchase Company Common Stock in accordance with the terms of the Company ESPP. All shares of Company Common Stock purchased pursuant to the Company ESPP on such date will be treated in accordance with the Merger Agreement.

No Solicitation.

The Merger Agreement contains customary non-solicitation provisions restricting the Company's ability to solicit or engage in discussions regarding competing acquisition proposals. The Company is permitted to grant waivers of, and not enforce, any standstill provision that has the effect of prohibiting the counterparty from making an unsolicited acquisition proposal. Notwithstanding these restrictions, prior to receipt of the stockholder approval described below, the Company may engage with parties who submit unsolicited bona fide written acquisition proposals after the date of the Merger Agreement that the Special Committee determines in good faith constitute or could reasonably be expected to lead to a Company Superior Proposal (as defined in the Merger Agreement) and where the failure to engage would reasonably be expected to be inconsistent with the Special Committee's fiduciary duties under applicable law. The Board, acting on the recommendation of the Special Committee and subject to the terms of the Merger Agreement, may effect a Company Change in Recommendation (as defined in the Merger Agreement) in response to a Company Superior Proposal or a Company Intervening Event (each as defined in the Merger Agreement), and may terminate the Merger Agreement to enter into a definitive agreement with respect to a Company Superior Proposal, subject to compliance with notice and negotiation requirements, including providing Parent with four Business Days' prior written notice and the opportunity to propose revised terms, and subject to the prior or concurrent payment of the Company Termination Fee described below.

Conditions to Closing.

The consummation of the Merger is subject to customary closing conditions, including the receipt of the Company Stockholder Approval (as defined below), the absence of any law or governmental order in the United States prohibiting the Merger, the receipt of certain state regulatory approvals in respect of the Company’s money transmitter licenses arising out of a change of control of the Company as a result of the Merger and related transactions (with such approvals required to have been obtained in all states; provided that, after a specified deadline, the condition may instead be satisfied by a combination of regulatory approvals, alternative arrangements and withdrawals from operations, so long as (a) regulatory approval has been obtained from certain specified states, (b) certain other specified states are not subject to withdrawals absent an alternative arrangement and (c) any remaining states subject to withdrawals did not, in the aggregate, generate more than 10% of the Company's consolidated fee revenue from operations subject to money transmitter licenses), the accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard), the performance of the covenants of the parties in all material respects, and the absence of a Company Material Adverse Effect (as defined in the Merger Agreement). The obligation of Parent and Merger Sub to consummate the Merger is also conditioned on each of the Company’s existing credit agreements with Truist Bank and Varde Partners, respectively, remaining in full force and effect.

Stockholder Approval.

The Merger Agreement requires the following stockholder approvals (collectively, the “Company Stockholder Approval”): (i) the affirmative vote of holders of a majority of the voting power of all outstanding shares of Company Common Stock, entitled to vote, voting as a single class, and (ii) the affirmative vote of a majority of the votes cast by the “disinterested stockholders” (as defined in Section 144 of the DGCL). For purposes of this vote, the disinterested stockholders will exclude shares held, directly or indirectly, by or on behalf of (a) the Majority Stockholder, (b) the Supporting Stockholders and any affiliate thereof, (c) any person that the Company has determined to be an "officer" of the Company within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (d) members of the Board who are not members of the Special Committee.

Termination and Fees.

The Merger Agreement may be terminated by mutual written consent at any time prior to the closing of the Merger. Either party may also terminate the Merger Agreement if the Merger has not been consummated by December 18, 2027 (the “Outside Date”), if a final, non-appealable United States governmental order prohibits the Merger, or if the Company Stockholder Approval is not obtained. Either party may also terminate if the other party (or, in the case of the Parent, the Supporting Stockholders) breaches any representation, warranty, covenant or agreement such that the related closing conditions would not be satisfied, subject to a 30-day cure period (to the extent curable), provided that the terminating party (or, in the case of Parent, the Supporting Stockholders) is not then in breach that would cause its own closing conditions to fail.

The Company must pay Parent a termination fee of $15,750,000 (the “Company Termination Fee”) if (a) the Company terminates the Merger Agreement to enter into a definitive agreement with respect to a Company Superior Proposal (payable prior to or concurrently with such termination), (b) Parent terminates following a Company Change in Recommendation (payable within two Business Days of such termination), or (c) following a public submission, proposal or disclosure of a Company Acquisition Proposal that is not withdrawn at the date of termination of the Merger Agreement, the Merger Agreement is terminated due to the expiration of the Outside Date, failure to obtain the Company Stockholder Approval, or a material breach by the Company and within 12 months the Company consummates, or enters into a definitive agreement providing for the consummation of, a Company Acquisition Transaction (with all references to 20% in the definition of Company Acquisition Transaction deemed references to 50%), with the Company Termination Fee payment due upon such consummation.

Parent must pay the Company a reverse termination fee of $35,250,000 (the “Parent Termination Fee”) if (a) the Company terminates due to a breach by Parent, Merger Sub or any of the Supporting Stockholders, or (b) Parent and Merger Sub fail to consummate the Merger when required to do so, and the Company has complied with the notice and confirmation procedures specified in the Merger Agreement. The Parent Termination Fee is also payable if the Merger Agreement is terminated due to the expiration of the Outside Date at a time when the Company could have terminated due to Parent's, Merger Sub's or any of the Supporting Stockholders’ breach or failure to close. The Company is also entitled, subject to certain conditions specified in the Merger Agreement, to seek specific performance of Parent's and Merger Sub's obligations, including to cause the Financing (as defined below) to be funded and the Merger to be consummated.

Other Terms.

The Merger Agreement contains representations, warranties and covenants of the parties that are customary for transactions of this type, including covenants by the Company relating to the conduct of its business prior to the consummation of the Merger.

If the Merger is consummated, shares of Company Common Stock, which are currently listed on the Nasdaq Capital Market (“Nasdaq”), will be delisted from Nasdaq and deregistered under the Exchange Act, and will no longer be publicly traded.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Financing

Parent expects to fund the payment of the aggregate Merger Consideration and related fees and expenses through a combination of: (i) equity financing up to $160 million from funds advised by Searchlight Capital Partners, L.P. (collectively, the “Equity Financing Source”) pursuant to an equity commitment letter delivered to the Company concurrently with the execution of the Merger Agreement (the “Equity Commitment Letter,” and such equity financing, the “Financing”); (ii) a borrowing under the revolving credit facility of the Company’s existing credit agreement with Truist Bank; and (iii) available cash of the Company and its subsidiaries. The Company is a third-party beneficiary of the Equity Commitment Letter for purposes of specifically enforcing the terms and provisions thereunder under certain circumstances. Concurrently with the execution of the Commitment Letter, the Equity Financing Source delivered to the Company a limited guaranty pursuant to which the Equity Financing Source has guaranteed certain obligations of Parent under the Merger Agreement, subject to an aggregate cap. The Merger is not subject to a financing condition.

Support Agreements

On September 18, 2026, concurrently with the execution of the Merger Agreement, Thomas C. Priore, certain of his affiliates and certain other stockholders of the Company (collectively, the “Supporting Stockholders”), who collectively own approximately 61.4% of the outstanding shares of Company Common Stock, entered into Support Agreements (collectively, the “Support Agreements”) with the Company, Parent and WD Capital Partners Holdings LP, a Delaware limited partnership and an affiliate of Parent (“Holdings”). Pursuant to the Support Agreements, each of the Supporting Stockholders have agreed, among other things: (a) to vote all shares of Company Common Stock owned by them or their controlled affiliates (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and any related proposals and (ii) against any competing acquisition proposal and any other action that would reasonably be expected to impede or delay the Merger; (b) immediately prior to the Effective Time, to contribute and transfer all of such Supporting Stockholder’s shares of Company Common Stock (the “Rollover Shares”) to Holdings in exchange for newly issued equity interests of Holdings (the “Rollover”), (c) use reasonable best efforts to supply complete and accurate information for regulatory filings and comply with notice and coordination requirements for regulatory matters; (d) not to transfer its Rollover Shares prior to the Effective Time, subject to certain exceptions, and (e) to waive any appraisal or dissenters’ rights under Section 262 of the DGCL with respect to such Supporting Stockholder’s shares. The Support Agreements will terminate upon the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time.

As a result of the Merger and the Rollover, upon consummation of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent, which is controlled by the Majority Stockholder through Holdings.

The foregoing description of the Support Agreements is not complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under the heading “Treatment of Equity Awards” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

Item 8.01 Other Events.

On September 21, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference. In addition, on September 21, 2026, the Company distributed the following materials with respect to the proposed Merger: (i) an email sent to employees of the Company; (ii) an FAQ posted on the Company’s Investor Relations website; and (iii) a message posted on the Company’s LinkedIn page, the full text of which are attached hereto as Exhibits 99.2, 99.3, and 99.4, respectively.

Cautionary Statement Regarding the Merger

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, and there can be no assurance that the Merger will be consummated on the timeline currently anticipated, or at all.

Additional Information and Where to Find It

In connection with the Transaction, the Company will file with the SEC a Proxy Statement, the definitive version of which will be sent or provided to Company stockholders. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement, Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s website at https://prioritycommerce.com/ or by contacting the Company’s Investor Relations Team at PriorityIR@icrinc.com.

The Transaction will be implemented solely pursuant to the Merger Agreement dated as of September 18, 2026, among the Company, WD Capital Partners Parent Inc., and Merger Sub, which contains the full terms and conditions of the Transaction.

Participants in Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Additional information regarding the identity of the participants, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the Transaction (if and when they become available). Information relating to the foregoing can also be found in the Company’s proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 14, 2026 (the “Annual Meeting Proxy Statement”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: (i) the risk that the Merger may not be completed in a timely manner or at all, including the risk that the Merger may not be completed by the Outside Date; (ii) the failure to obtain the required Company Stockholder Approval; (iii) the failure to satisfy the other closing conditions to the Merger, including the receipt of required regulatory approvals related to state money transmitter licenses or the implementation of alternative compliance arrangements; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (v) potential litigation relating to the Merger, including the effects of any outcomes related thereto; (vi) the effect of the announcement or pendency of the Merger on the Company's business relationships, results of operations and business generally, including the ability to retain key employees; (vii) risks that the proposed Merger may disrupt current plans and operations; (viii) the amount of the costs, fees, expenses and charges related to the Merger; (ix) the risk that the price of Company Common Stock may decline significantly if the Merger is not completed; and (x) the risks and uncertainties described in the Company's filings with the SEC, including the Company's most recent Annual Report on Form 10-K filed with the SEC on March 10, 2026, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law. All forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Item 9.01 Financial Statements and Exhibits.

(d): Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 18, 2026, by and among Priority Technology Holdings, Inc., WD Capital Partners Parent Inc. and WD Capital Partners Merger Sub Inc.
10.1	Form of Support Agreement, dated September 18, 2026, by and among Priority Technology Holdings Inc., WD Capital Partners Parent Inc., WD Capital Partners Holdings LP, and the stockholder parties thereto.
99.1	Press Release, dated September 21, 2026.
99.2	Email sent to employees of the Company, dated September 21, 2026.
99.3	Frequently Asked Questions posted on the Company’s Investor Relations website, dated September 21, 2026.
99.4	Message posted on the Company’s LinkedIn page, dated September 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2026	PRIORITY TECHNOLOGY HOLDINGS, INC.

	By	/s/ Timothy M. O’Leary
Timothy M. O’Leary
Chief Financial Officer